UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Raser Technologies, Inc., a Delaware corporation, (the Company) previously reported in its Current Report on Form 8-K filed on October 3, 2007, that the Company, and the members of GeoLectric Power Company NM, LLC (GeoLectric), entered into a letter agreement on September 27, 2007 (the Letter Agreement), providing for the purchase by the Company of GeoLectric and its wholly-owned subsidiary, Lightning Dock Geothermal, Inc. (Lightning Dock).

Subsequently, on December 3, 2007, the Company entered into an asset purchase agreement (the Purchase Agreement) with Lightning Dock, GeoLectric, Edward C. Fisch, a resident of the State of California, Edward C. Fisch, Trustee of the Edward C. Fisch Defined Benefit Plan, a trust established pursuant to ERISA, and Jack S. Wood, Trustee of the Wood Family Trust, a trust established pursuant to the laws of the State of California (collectively, the Owners). The Letter Agreement effectively terminated upon the closing of the Purchase Agreement which occurred on December 13, 2007, the date that the Department of the Interior, Bureau of Land Management (BLM) approved the assignment of BLM lease #NM 34790 (the BLM Lease) to the Company.

Item 2.01.    Completion of Acquisition or Disposition of Assets

As previously reported in the Company's Current Report on Form 8-K filed on December 10, 2007 and as described in Item 1.02 above, the Company entered into the Purchase Agreement. The Purchase Agreement provided for the purchase by the Company of all of the right, title and interest in Lightning Dock's assets (the Purchase). The Purchase was subject to the BLM's approval of the assignment of the BLM Lease to the Company.
On December 13, 2007, the BLM approved the assignment of the BLM Lease to the Company through its subsidiary, Lightening Dock Geothermal No. 1, thereby fulfilling the condition required to complete the Purchase pursuant to the terms of the Purchase Agreement.

In accordance with the Purchase Agreement, the Company obtained the rights and interests in the BLM Lease, a Geothermal Resource Lease, for $4,100,000. Under the assigned BLM Lease, the Company obtained rights to begin development of geothermal power plants on the property located on approximately 2,500 acres in Hidalgo County, New Mexico. The initial lease term of the assigned BLM Lease began in January 1979 and has been extended based upon certain conditions in the lease until January 2019. According to the BLM Lease, the Company is obligated to pay approximately $5,000 in annual rent and to make certain royalty payments based upon geothermal production over the term of the lease.

Under the terms of the Purchase Agreement, the Company also purchased certain geological and geophysical reports and studies for $27,800 and received an assignment of the rights to a claim filed by the Owners against the Department of Interior, Minerals Management Service. The claim is based upon an alleged overpayment of certain minimum royalty payments in prior years totaling $12,200.   The Company also received rights for all other claims that the Owners may have against other third parties.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: December 19, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer